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                                                                                                    This Prospectus Supplement is
                                                                                                    filed pursuant to Rule 424(b)(2)
                                                                                                    under Registration Statement
                                                                                                    Nos. 333-46527 and 333-46527-01

PROSPECTUS SUPPLEMENT dated                                                                         Pricing Supplement No. 7
January 27, 1999 to PROSPECTUS
dated February 26, 1998.                                                                            Cusip No. 88168L DN 3


                                                       TEXACO CAPITAL INC.
                                                           SERIES 1998
                                                        MEDIUM-TERM NOTES
                                                          Guaranteed by
                                                           Texaco Inc.

                                         Notes Due More Than 9 Months From Date of Issue


Principal Amount:               $50,000,000.00                               Maturity Date:              March 15, 2000
Specified Currency:             U.S. Dollar                                  Extendible:                 No
Fixed Rate Note:                Yes                                          Final Maturity Date:        N/A
     Interest Rate:             5.12%                                        Issue Price:                100.000%
                                                                             Record Date:                March 1, 2000
                                                                             Interest Payment Date:      March 15, 2000
                                                                             Original Issue Date:        February 24, 1999
                                                                             Book-Entry Note:            Yes
                                                                             Certificated Note:          No
Denominations:                  Minimum denominations of $1,000 or any       Redemption Provisions:      None
                                larger amount that is an integral multiple
                                of $1,000                                    Repayment Provisions:       No
                                                                             Currency Indexed Note:      No
Zero-Coupon Note:               No                                           - Denominated Currency:     N/A
                                                                             - Indexed Currency:         N/A
Floating Rate Note:             No                                           - Face Amount:              N/A
  Base Rate:                    N/A                                          - Base Exchange Rate:       N/A
  - CD Rate:                    N/A                                          - Calculation Agent:        N/A
  - Commercial Paper Rate:      N/A                                          - Reference Dealer:         N/A
  - Federal Funds Rate:         N/A                                          Commodity Indexed Notes:    No
  - LIBOR:                      N/A                                          Other Terms:                No
  - Treasury Rate:              N/A

  - Other:                      N/A
  Initial Interest Rate:        N/A
  Interest Reset Period:        N/A
  Interest Reset Dates:         N/A
  Interest Determination Dates: N/A                                          Salomon Smith Barney
  Interest Payment Period:      N/A                                          Name of Agent
  Interest Payment Dates:       N/A
  Index Maturity:               N/A
  Maximum Interest Rate:        N/A
  Minimum Interest Rate:        N/A
  Spread:                       N/A
  Spread Multiplier:            N/A
  Issuer Able to Change Spread
    or Spread Multiplier:       N/A
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